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                                                                   EXHIBIT 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company

We consent to the use of our reports dated April 13, 2010, with respect to the consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and all related financial statement schedules as of December 31, 2009, and the reference to our firm under the heading "Selected Financial Data" which reports and reference are included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our reports on the consolidated financial statements and schedules dated April 13, 2010 refer to a change in the method of accounting for other-than-temporary impairments in 2009.


/s/ KPMG LLP

Richmond, Virginia
April 13, 2010